UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2008

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20028	77-0214673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12303 Technology Boulevard,

Suite 950

Austin, Texas 78727

(Address of principal executive offices)

(512) 527-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On September 30, 2008, Berg & Berg Enterprises, LLC (“Berg & Berg”) exercised its right to purchase 1,402,743 shares of Valence Technology, Inc. (the “Company”) common stock at a price per share of $3.208 for an aggregate purchase price of $4.5 million, pursuant to the terms of that certain Warrant to Purchase Common Stock of the Company issued to Berg & Berg on January 4, 2002 (the “Warrant”), as subsequently amended.

As payment of the $4.5 million exercise price of the Warrant, Berg & Berg surrendered certain promissory notes issued on September 26 ($1.0 million in principal and $1,095 in accrued interest), September 18 ($1.0 million in principal and $2,849.32 in accrued interest), and July 23, 2008 ($2,458,337.83 in principal and $37,716.96 in accrued interest).  Because the total amount of the $3.0 million promissory note issued to Berg & Berg on July 23, 2008 was not paid in full, a new promissory will be issued to Berg & Berg in the principal amount of $541,662.17, which will continue to bear interest at a rate of 8.0% per annum (of which, $8,310.44 in interest has accrued as of September 30, 2008) and which will continue to be payable on November 15, 2008.  The managing member of Berg & Berg is Carl E. Berg, who is the Chairman of the Company’s Board of Directors and the principal stockholder of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: October 6, 2008	By:	/s/ Roger Williams
Roger Williams Vice President, General Counsel and Assistant Secretary